UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 1, 2010

ONEBEACON INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	1-33128	98-0503315
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

601 Carlson Parkway, Minnetonka, Minnesota 55305

(Address of Principal Executive Offices) (Zip Code)

(952) 852-2431
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On July 1, 2010, OneBeacon Insurance Group, Ltd. (the “Company”), together with its subsidiaries (collectively, “OneBeacon”), completed the previously announced sale of its traditional Personal Lines business (“Traditional Personal Lines”) (the “PL Transaction”) to Tower Group, Inc. (“Tower”).  The Purchase Agreement and the press release dated February 2, 2010 were previously filed as Exhibits 2.1 and 99.1, respectively, to the Current Report on Form 8-K dated February 2, 2010.

Pursuant to the terms of the Purchase Agreement, the Company transferred to Tower all of the issued and outstanding capital stock of York Insurance Company of Maine (“York”) and Massachusetts Homeland Insurance Company (“MHIC”) through which the majority of the Traditional Personal Lines business is written on a direct basis, the issued and outstanding units of two managing attorneys-in-fact, Adirondack AIF, LLC (“Adirondack”) and New Jersey Skylands Management LLC (“Skylands”), and the surplus notes issued by each of Adirondack Insurance Exchange and New Jersey Skylands Insurance Association, both reciprocal insurance exchanges, and the renewal rights to certain other Traditional Personal Lines insurance policies.  As consideration, based on an estimated June 30, 2010 balance sheet, the Company received approximately $167 million, which represents the estimated statutory surplus of the reciprocal insurance exchanges (as consideration for surplus notes issued by the exchanges), the combined GAAP equity in York, MHIC, Adirondack and Skylands, plus $32.5 million.

In addition, the PL Transaction included the execution of reinsurance agreements with certain subsidiaries of the Company pursuant to which OneBeacon will reinsure, on a 100% quota share basis, Traditional Personal Lines business not directly written by companies included in the sale.  OneBeacon and Tower have also entered into a Transition Services Agreement (“TSA”), pursuant to which OneBeacon will provide certain services to Tower during the three-year term of the TSA.

The foregoing description of the terms and conditions of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed February 2, 2010 and is incorporated herein by reference.

ITEM 8.01.  OTHER EVENTS.

On July 1, 2010, the Company issued a press release announcing the completion of the sale of its Traditional Personal Lines business.  A copy of the press release announcing the completion of the transaction is filed herewith as Exhibit 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(b) PRO FORMA FINANCIAL INFORMATION.

The unaudited pro forma condensed consolidated balance sheet of the Company as of March 31, 2010 and the unaudited pro forma condensed consolidated statements of operations of the Company for the year ended December 31, 2009 and the three months ended March 31, 2010 are enclosed herewith as Exhibit 99.2.

(d) EXHIBITS

Exhibit No.	Description
99.1	Press Release of OneBeacon Insurance Group, Ltd. dated July 1, 2010.
99.2	Unaudited Pro Forma Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEBEACON INSURANCE GROUP, LTD.

Date: July 8, 2010	By:	/s/ Ann Marie Andrews
Ann Marie Andrews
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of OneBeacon Insurance Group, Ltd. dated July 1, 2010.
99.2	Unaudited Pro Forma Financial Information.